SCHEDULE 14A
                                   SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to Section 14(a)
                            of the Securities Exchange Act of 1934
                                      (Amendment No. ___)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[x]  Preliminary  Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Provident Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

               -----------------------------------------------------------------

        4)     Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

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        2)     Form, Schedule or Registration Statement No.:

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        3)     Filing Party:

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        4)     Date Filed:

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


                                                               PRELIMINARY COPY


                             PROVIDENT BANCORP, INC.

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------


To our Shareholders:

     The Annual Meeting of Shareholders of Provident Bancorp, Inc. will be held on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio on May 15, 1997, at 9:00 a.m., Eastern Time. The meeting will be held for the following purposes:

     1. To amend the Articles of Incorporation to change the name of the Company to Provident Financial Group, Inc.;

     2. To amend the Articles of Incorporation to increase the number of common shares authorized from 60 million to 100 million shares;

     3.   To vote on the adoption of a Stock Option Plan;

     4.   To elect Seven Directors; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 4, 1997, are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

        You are cordially invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the voting by written revocation or by submitting a later-dated proxy.

                                           By order of the Board of Directors

                                           Allen L. Davis
                                           President



Cincinnati, Ohio
April ___, 199___

                             PROVIDENT BANCORP, INC.
                                 PROXY STATEMENT

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bancorp, Inc. to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on May 15, 1997 on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio, and at any adjournment thereof.

        Bancorp will pay the cost of soliciting proxies, including reimbursement of brokerage firms, banks and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of Bancorp Common Stock.

        Any shareholder who executes the accompanying proxy may revoke it any time before it is exercised by submitting either written notice to the Secretary of the Company or a duly executed proxy bearing a later date or by voting in person at the meeting. Properly executed proxies not revoked will be voted as specified thereon.

        The approximate date on which this Proxy Statement and the accompanying proxy card were first mailed to shareholders is April ______, 1997.

                              VOTING AT THE MEETING
Record Date; Voting

        Only shareholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the meeting. On that date there were _______________ shares of Common Stock (the only class of voting securities of Bancorp) outstanding. Each share is entitled to one vote on each matter to be voted at the meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes will have no effect on the outcome of any vote taken at the meeting, except they will have the same effect as a "no" vote on the proposals to amend the Articles of Incorporation.

Principal Shareholders

        The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common Stock as of March 31, 1997:


    Name and Address of         Amount and Nature of
      Beneficial Owner          Beneficial Ownership       Percent of Class (a)
      ----------------          --------------------       --------------------

American Financial Group, Inc.            (b)                      ____%
Carl H. Lindner                           (c) (d)                  ____%
Carl H. Lindner III                       (c) (e)                  ____%
S. Craig Lindner                          (c) (f)                  ____%
Keith E. Lindner                          (c) (g)                  ____%
 One East Fourth Street
 Cincinnati, Ohio  45202

Robert D. Lindner                         (h)                       ___%
 3955 Montgomery Road
 Cincinnati, Ohio 45212

Lou Ann Flint                             (i)                       ___%
 49 East Fourth Street
 Cincinnati, Ohio  45202


     (a) The percentages of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are ___%, ___% and ___%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

     (b) Includes ___________ shares held by subsidiaries of American Financial Group, Inc. ("AFG") and ___________ shares issuable upon conversion of the Company's Series D Convertible Preferred stock held by an AFG subsidiary. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively the "Lindner Family"), are the beneficial owners of approximately _____% of AFG's voting stock, and share with AFG voting and dispositive power with respect to the shares of Provident Common Stock beneficially owned by AFG. The Lindner Family and AFG may be deemed to be controlling persons of the Company.

     (c)  Excludes ___________ shares of Common Stock held by AFG.

     (d) Includes _________ shares held by his spouse and ________ shares held by a foundation over which he has voting and dispositive power.

     (e) Includes ______ shares held by his spouse as trustee. Includes _________ shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

     (f) Includes ______ shares held by his spouse as trustee, _________ shares held by his spouse as custodian for their minor children and ______ shares held by a foundation over which he has voting and dispositive power. Includes _________ shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

     (g) Includes ______ shares he holds as custodian for his minor children and _______ shares held in two trusts for the benefit of his minor children, over which he or his spouse have shared voting and dispositive power.

          This number excludes _____ shares (described in footnotes (f) and (g) above), which are held in trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner over which Keith E. Lindner has voting and dispositive power but no financial interest.

     (h) Includes ________ shares held by his spouse and ______ shares held by a foundation over which he has voting and dispositive power.

     (i) Includes __________ shares which are held in a trust for the benefit of the family of Carl H. Lindner over which Lou Ann Flint has sole voting and dispositive power but no pecuniary interest. Also includes 200 shares held by Ms. Flint as custodian for her minor children.

                   PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                            TO CHANGE COMPANY'S NAME

    The Board of Directors is proposing that the Company's Articles of Incorporation be amended to change the name of the Company to Provident Financial Group, Inc. The Board believes the new name better describes the evolution of the Company from a bank holding company to a diversified provider of financial services.

       The text of the proposed amendment is as follows:

               RESOLVED:   that Article First of the Company's Articles of
        Incorporation be amended to read, in its entirety, as follows:

               FIRST: The name of the corporation shall be Provident Financial Group, Inc.

               Approval of this amendment requires the affirmative vote of two-thirds of all outstanding shares of common stock entitled to vote at the meeting.

    PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

     The Board of Directors is proposing that the Company's Articles of Incorporation be amended to increase the number of common shares authorized from 60 million to 100 million shares. The Company presently has ______ common shares issued and outstanding and _______ shares reserved for issuance under the Company's 1988 Stock Option Plan, the Outside Directors' Stock Option Plan and various other employee benefit plans. The Company does not have any plans for issuance of the additional shares to be authorized under this proposal, but the Board believes it prudent to have additional shares available in the event such shares are needed for stock splits, acquisitions, or other business purposes, without the need for a special shareholders' meeting for that purpose. An increase in authorized shares may, in some cases, make a change in control of a publicly held company more difficult by allowing selective placement of newly issued shares. However, the potential anti-takeover impact of Bancorp's proposed amendment may be insignificant given the Lindner family's substantial ownership of Bancorp common stock.

The text of the proposed amendment is as follows:

               RESOLVED: That Article Fourth, paragraph A(i), of the Articles of Incorporation be amended to increase the number of authorized common shares from sixty million (60,000,000) shares to one hundred million (100,000,000) shares.

    Approval of this amendment requires the affirmative vote of two-thirds of all outstanding shares of common stock entitled to vote at the meeting.

APPROVAL OF 1997 STOCK OPTION PLAN

    The Board recommends the approval of the 1997 Stock Option Plan under which 4,000,000 common shares would be reserved for issuance. No options have been granted under the Plan prior to the date hereof. The following is a summary of the Plan which appears in its entirety as Exhibit A to this Proxy Statement.

    The Plan provides that all options are to be granted with exercise prices of not less than 95% of market value on the date of grant. The closing price reported for Bancorp's Common Stock on March 31, 1997 was $_____. Options may be granted for varying periods of up to ten years. Options may be granted either as Incentive Stock Options designed to provide certain tax benefits under the Internal Revenue Code or as Non-Qualified Options without such benefits.
However, persons who beneficially own 10% or more of Bancorp's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of market value at the time of grant.

    The right to exercise options vests according to a schedule determined at the time of grant which generally is at the rate of 20% per year commencing on the first anniversary of the date of grant, with this right to exercise cumulative to the extent not utilized in prior periods. Options granted under the Plan do not become exercisable until one year from the date of grant. The Stock Option Committee is empowered to grant options with different vesting provisions. Options may be exercised for cash or for Bancorp common stock at its fair market value on date of exercise. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the option terminates.

    If the Plan is approved by the Shareholders, the Compensation Committee will administer the Plan. The Committee will evaluate the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom options will be granted and the number of shares covered by such grants. All employees of Bancorp and its subsidiaries, approximately 1,700 persons, are eligible to be considered by the Committee for the grant of options.

    Persons who receive options incur no federal income tax liability at the time of grant. Persons exercising Non-Qualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between market price on the day of exercise and the exercise price. Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

     The affirmative vote of a majority of votes cast at the meeting is required to approve the adoption of the Plan.

Election of Directors

     The nominees for election to the Board of Directors are JACK M. COOK, ALLEN
L. DAVIS, THOMAS D. GROTE, JR., PHILIP R. MYERS, JOSEPH A. PEDOTO, SIDNEY A. PEERLESS, and JOSEPH A. STEGER. The seven nominees receiving the highest number of votes cast at the meeting will be elected as directors of the Company. All of the nominees are presently directors of Bancorp. See "Information Concerning Management" for information relating to the nominees.

    Each holder of shares of Bancorp Common Stock is entitled to one vote for each share held in the holder's name on the record date. Shareholders entitled to vote have the right, in voting to elect directors, to cumulate their votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled, or to distribute their votes on the same principle among as many nominees as they see fit, provided that notice of cumulative voting is given in writing by a shareholder to the Secretary of Bancorp not less than 48 hours before the meeting.

     A properly signed proxy card will be voted "FOR" the election of the seven nominees proposed by the Board of Directors unless authority is withheld to vote for any of the nominees. If any nominee should be unavailable for election, proxies may be voted for a substitute. The Company has no reason to believe that any of the nominees will be unable to serve. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each proxy will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

    A motion for adjournment or other matters properly brought before the Meeting requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy for approval.

                        INFORMATION CONCERNING MANAGEMENT


    The following table presents information as of March 31, 1997 concerning the directors, nominees and executive officers. Except as set forth, no director or officer owns beneficially as of such date more than 1% of Bancorp's outstanding Common Stock.

                                    DIRECTORS AND NOMINEES


   Name and Year       Amount and Nature of     Principal Occupation
   Nominee First       Beneficial Ownership     For Last Five Years
 Became a Director     and Percent of Class     and Other Information
 -----------------     --------------------     ---------------------

Jack M. Cook              14,062  (a)          President and ChiefExecutive
(1992)                                         Officer of Health Alliance of
                                               Greater Cincinnati which
                                               includes Christ, University,
                                               Jewish and St.Luke Hospitals.
                                               Age 52

Allen L. Davis           819,734   (a)         President and Chief Executive
(1984)                    (___%)               Officer of Bancorp and The
                                               Provident Bank ("Provident").
                                               Director, LSI Industries, Inc.
                                               Age 55

Thomas D. Grote, Jr.      16,467   (a)         President, Thomas J. Dyer Company
(1991)                                         Company.
                                               Age 42

Philip R. Myers          753,471   (a)         Senior Executive Vice President
(1982)                    (___%)               of Provident and Senior Vice
                                               President of Bancorp.
                                               Age 54

Joseph A. Pedoto       1,228,954   (a) (b)     President, JLM Financial, Inc. a
(1980)                    (___%)               financial consulting firm. Age 55

Sidney A. Peerless        61,478   (a)         President of E.N.T. Associates.
(1980)                                         Staff member at several
                                               Cincinnati hospitals. Clinical
                                               Professor, University of
                                               Cincinnati. Director, Jewish
                                               Hospital.   Age 75

Joseph A.  Steger         13,843 (a)           President of the University of
(1992)                                         Cincinnati. Director, Cincinnati
                                               Milacron, Inc.  Age 60

                  EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS



                            Amount and Nature of         Principal Occupation
                          Beneficial Ownership and       For Last Five Years
      Name                   Percent of Class            and Other Information
------------------        ------------------------    --------------------------

John R. Farrenkopf                110,097 (a)         Vice President and Chief
                                                      Financial Officer of
                                                      Bancorp and Senior Vice
                                                      President and Chief
                                                      Financial Officer of
                                                      Provident since August,
                                                      1992, prior to which he
                                                      served as Audit Director
                                                      for Bancorp, and Vice
                                                      President and Audit
                                                      Director for Provident.
                                                      Age 48.

Jerry L. Grace                    200,867 (a)         Vice President and
                                                      Treasurer of Bancorp since
                                                      August, 1992.  Senior Vice
                                                      President and Treasurer
                                                      of Provident.  Age 55.


Robert L. Hoverson                422,089 (a)         Senior Vice President of
                                                      Bancorp since August, 1992
                                                      Executive Vice President
                                                      of Provident.  Age 55.

Mark E. Magee                     103,609 (a)         Vice President, Secretary
                                                      and General Counsel of
                                                      Bancorp and Senior Vice
                                                      President, Secretary and
                                                      General Counsel of
                                                      Provident.  Age 49.

All Directors &                 3,744,671 (a)
Executive                          (___%)
Officers as a Group


     (a) Including options to purchase common stock currently exercisable or exercisable within 60 days from April 4, 1997 for Mr. Davis, 478,125 shares; Mr. Myers, 243,900 shares; Mr. Hoverson, 310,500 shares; Mr. Grace, 148,500 shares; Mr. Magee, 50,175 shares; Mr. Farrenkopf, 59,626 shares; 12,375 shares each for Messrs. Cook, Grote, Peerless and Steger and 9,000 shares for Mr. Pedoto. Includes shares held in the Company's Employee Stock Ownership Plan, 401 (k) Plan and Deferred Compensation Plan, collectively, as follows: Mr. Davis, 95,180 shares; Mr. Myers, 79,668 shares; Mr. Hoverson, 53,456 shares; Mr. Grace, 30,013 shares; Mr. Farrenkopf, 35,748 shares; and Mr. Magee, 30,344 shares.

     (b) Includes 1,181,250 shares held in Trust under which Mr. Pedoto serves as co-trustee with shared voting and dispositive powers.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers in 1996, during the last three years in which they served as an executive officer.



                                                                       LONG TERM
                                       ANNUAL COMPENSATION (a)       COMPENSATION
                                       --------------------------   -------------
                                                                     SECURITIES        ALL
          NAME AND                                                   UNDERLYING       OTHER
          PRINCIPAL                      SALARY         BONUS         OPTIONS     COMPENSATION
          POSITION           YEAR          ($)           ($)         GRANTED (#)     ($) (B)
========================= =========== ============= ============== ============== =============
ALLEN L. DAVIS                1996    593,685          ______        225,000        454,794
PRESIDENT & CEO               1995    567,242         525,000         45,000        326,392
                              1994    547,531         425,000        - - - -        145,308
-------------------------------------------------------------------------------------------
PHILIP R. MYERS               1996    416,586         253,000         45,000        213,549
SENIOR VICE PRESIDENT         1995    396,586         240,000         16,875        188,651
                              1994    384,760         200,000         - - - -        71,343
-------------------------------------------------------------------------------------------
ROBERT L. HOVERSON            1996    414,038         414,000         84,375        229,642
SENIOR VICE PRESIDENT         1995    391,731         365,000         28,125        173,269
                              1994    372,019         300,000         - - - -        73,690
-------------------------------------------------------------------------------------------
JERRY L. GRACE                1996    186,635         188,600         22,500         90,910
VICE PRESIDENT &              1995    176,058         155,000         11,250         94,562
TREASURER                     1994    169,337         125,000         11,250         31,055
-------------------------------------------------------------------------------------------
JOHN  R. FARRENKOPF,          1996    150,962          82,600         22,500        115,341
VICE PRESIDENT &              1995    140,962          75,000         11,250         74,139
CHIEF FINANCIAL               1994    135,048          60,000         - - - -        35,372
OFFICER
-------------------------------------------------------------------------------------------


     (a) The named executives did not receive any other annual compensation in excess of the lesser of 10% of his compensation or $50,000.

     (b) For the fiscal year 1996, Messrs. Davis, Myers, Hoverson and Grace each received contributions of $14,927 and Mr. Farrenkopf received $14,307 pursuant to the Employee Stock Ownership Plan. Employer contributions made pursuant to other benefit plans were as follows:
          401 (k) Plan: Messrs. Davis, Myers, Hoverson and Grace, $2,375 each and Mr. Farrenkopf, $1,599; the Employee Stock Purchase Plan: Mr. Grace, $701 and Mr. Farrenkopf, $1,659; the Excess Benefit Plan: Mr. Davis, $68,566, Mr. Myers, $40,611, Mr. Hoverson, $50,969 and Mr.
          Grace, $14,820; the net premiums paid on the Company's Split Dollar Life Insurance Plan: Mr. Davis, $18,000, Mr. Myers, $28,808, Mr. Hoverson, $12,240, Mr. Grace, $8,171 and Mr. Farrenkopf $1,650; the Deferred Compensation Plan: Mr. Davis, $350,925, Mr. Myers, $126,827, Mr. Hoverson, $149,130, Mr. Grace, $49,914 and Mr. Farrenkopf, $96,124.

Stock Options

     The following tables present information concerning option grants and exercises with respect to the named executives in 1996.


                            OPTIONS GRANTED IN THE LAST FISCAL YEAR



                                  Percent of                                     Potential Realizable Vaule
                       Number of    Total                                        at Assumed Annual Rates of
                       Shares      Options     Exercise                          Stock Price Appreciation
                     Underlying   Granted to      or                                for Option Term
                      Options     Employee in  Base Price   Expiration    ---------------------------------
       Name           Granted     Fiscal Year  Per Share       Date          0%($)     5%($)      10%($)
-------------------  ----------   -----------  ----------   ----------    ---------  ----------- ----------
Allen L. Davis         225,000      19.78         $23.11     3/18/2006                3,270,095   8,287,062
Philip R. Myers         45,000       3.96         $23.11     3/18/2006                  654,019   1,657,412
Robert L. Hoverson      84,375       7.42         $23.11     3/18/2006                1,226,286   3,107,648
Jerry L. Grace          22,500       1.98         $21.95     3/18/2006       26,100     353,109     854,806
John R. Farrenkopf      22,500       1.98         $21.95     3/18/2006       26,100     353,109     854,806





                 AGGREGATED OPTION EXERCISES IN 1996/OPTION VALUES AT 12/31/96


                                               NUMBER OF
                                                SHARES         DOLLAR VALUE
                        NUMBER                 UNDERLYING      OF UNDERCISED
                          OF                  UNEXERCISED      IN-THE-MONEY
                        SHARES                OPTIONS AT         OPTIONS
                       ACQUIRED     DOLLAR     12/31/96        AT 12/31/96
                          ON        VALUE    EXERCISABLE/      EXERCISABLE/
     NAME              EXERCISE    REALIZED  UNEXERCISABLE    UNEXERCISABLE($)
     ----              --------    --------  -------------    ----------------

ALLEN L. DAVIS           NONE        NONE       393,750/         10,051,470/
                                                315,000           4,501,586

PHILIP R. MYERS          NONE        NONE       218,025/          5,574,467/
                                                 89,100           1,494,774

ROBERT L. HOVERSON       NONE        NONE       262,125/          6,693,379/
                                                142,875           2,255,996

JERRY L. GRACE           NONE        NONE       131,625/          3,397,826/
                                                 48,375             851,749

JOHN R. FARRENKOPF       NONE        NONE        51,188/          1,237,912/
                                                 44,438             753,252

Supplemental Executive Retirement Plan

    In November, 1993, the Board of Directors adopted a Supplemental Executive Retirement Plan ("SERP") to provide a supplemental retirement benefit to key management or highly compensated employees of the Company who may be designated from time to time by the Compensation Committee. Payments under the SERP are paid from the general revenues of the Company and have no effect on the existing retirement plans. Company owned life insurance contracts will be used to fund the Company's SERP obligations.

    The purpose of the SERP is to assure that each participant receives an annual retirement benefit starting at age 65, based on years of service, of up to 50% of the average of his or her highest consecutive five years' annual compensation during the ten years preceding the participant's retirement, disability, termination of employment or removal from the SERP. When a participant retires, the SERP benefit is calculated, and then funds from the following sources are deducted to determine the payment due from the Company under the SERP; (i) one half of the participant's monthly social security insurance benefit and (ii) the participant's accrued benefits attributable to employer contributions to the Company's Employee Stock Ownership Plan, 401 (k) Plan, Excess Benefit Plan, Deferred Compensation Plan and any other qualified or non-qualified pension or deferred compensation plans maintained by the Company. If the sum of these payments exceeds the participant's benefit computed under the SERP, then no payment will be due from the Company under the SERP.

    The table below shows the assumed actuarial value of the retirement plan benefits plus the SERP payment which, when taken together, will result in a total retirement payment based on average compensation and years of service. Assuming retirement at age 65, the number of years of service for the five individuals named in the summary compensation table would be Allen L. Davis, 24 years; Philip R. Myers, 42 years; Robert L. Hoverson, 24 years; Jerry L. Grace, 24 years; and John R. Farrenkopf, 42 years.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


  AVERAGE
COMPENSATION                            YEARS OF SERVICE
------------     --------------------------------------------------------------
                    10        15          20        25         30         35
                 -------    -------    -------    -------   -------    -------
$150,000.........$45,000    $52,500    $60,000    $67,500   $75,000    $75,000

250,000...........75,000     87,500    100,000    112,500   125,000    125,000

400,000..........120,000    140,000    160,000    180,000   200,000    200,000

500,000..........150,000    175,000    200,000    225,000   250,000    250,000

600,000..........180,000    210,000    240,000    270,000   300,000    300,000

800,000..........240,000    280,000    320,000    360,000   400,000    400,000

1,000,000........300,000    350,000    400,000    450,000   500,000    500,000

1,200,000........360,000    420,000    480,000    540,000   600,000    600,000

1,400,000........420,000    490,000    560,000    630,000   700,000    700,000

1,600,000........480,000    560,000    640,000    720,000   800,000    800,000
                 -------    -------    -------    -------   -------    -------

                DIRECTORS' FEES, RETIREMENT BENEFITS AND OPTIONS

    Each director who is not also an officer of Bancorp or its subsidiaries receives an annual fee of $10,000 plus $1,000 for each Board meeting attended. A $1,000 fee is paid for each Committee meeting attended in person, or $600 if attendance is by telephone or on a date on which a Board meeting is held. Directors who are also officers of Bancorp serve on the Board without additional compensation. Each Outside Director is granted an option to purchase 1,000 shares of Common Stock upon appointment and upon each annual election as Director. All options are granted at an exercise price equal to the average of the closing bid and ask prices on the last trading day prior to the date of grant. Options vest six months after the date of grant and have a term of 10 years.

    Outside Directors with ten years of service as a Director receive annual retirement benefits equal to the fees paid during the 12 months immediately preceding the retirement date, with payments to commence at retirement or 65th birthday, whichever is later. Retirement benefits will be paid for a period of years equal to the number of the participant's years of service, divided by three.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors establishes salaries, bonuses and stock option awards for executive officers on an annual basis. The Committee's policy is to encourage and motivate the Company's executive officers to achieve both short-term and long-term business, financial and community goals, and thereby build shareholder value on a steady but aggressive basis. The Committee believes it important to provide competitive levels of compensation that will enable Bancorp to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thus aligning more closely the interests of management with those of shareholders.

    The Committee has established three primary components which it utilizes in setting annual compensation levels, namely:

    o      Base Compensation
    o      Annual Bonuses
    o      Stock Option Grants

     In establishing compensation levels for 1996, the Committee utilized executive compensation surveys published by SNL Securities, Inc. and Cole Banking Survey which the Committee believes are appropriate. In addition the Committee reviewed compensation levels paid in 1995 by Midwest based bank holding companies of similar asset size. The Committee sets the levels of executive compensation at the high end of the ranges described in the surveys. The Committee did not compare the Company's executive compensation with the levels of compensation paid by the banks included in the Keefe, Bruyette & Woods 50 Bank Index, nor did the Committee attempt to correlate executive compensation levels with the Company's relative performance as shown in the financial performance graph on page ___.

     Compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a company as well as the other executive officers listed in the compensation table is not deductible unless it is "performance-based" and approved by shareholders. The Committee does not believe these limitations should interfere with the application of policies which guide its compensation decisions.

Base Compensation

    In establishing base salaries for 1996 the Company took into account and gave equal weight to the particular executive officer's level of responsibility and potential for future responsibilities, salary levels of competitors for similar functions and the Company's results of operations in 1995. The Committee also took into account the recommendations of the President for executive officers other than himself in establishing base salaries.

Bonsues

    Bonuses for 1996, other than for the President, were based primarily on recommendations made by the President and the Committee's review of bonus awards paid by the banking institutions included in the surveys. The bonus awards were not tied to any specific or quantifiable performance objectives, but rather were based on the Committee's subjective judgment of the Company's performance and the relative contributions to that performance by the executive officers to whom bonuses were awarded.

    Awards of stock options are made by the Committee to motivate long-term future performance and as a reward for past performance, consistent with the purposes set forth in Bancorp's 1988 Stock Option Plan.

Chief Executive Officer

    In determining the compensation paid to the Company's President and Chief Executive Officer, Allen L. Davis, the Committee first determined to utilize each of the components described above for executive officers for his compensation. In this regard, the Committee established his salary level based on its subjective evaluation of not only the Company's financial results, but also on the Committee's evaluation of Mr. Davis' creative abilities in planning for and leading the Company during 1996, and setting the Company on a course of aggressive, sustained and soundly managed growth and profitability. The Committee similarly made its own evaluation of Mr. Davis' contributions to the Company on a subjective basis, rather than against any quantifiable plan in establishing the amounts of his bonus payment.

                                               Sidney A. Peerless, Chairman
                                               Thomas D. Grote, Jr.
                                               Joseph A. Pedoto

                              FINANCIAL PERFORMANCE

     The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1991_ through 1996, compared to the NASDAQ Index and the Keefe, Bruyette & Woods 50 Bank Index which is a market-capitalization weighted bank stock index that includes all money-center banks and most major regional bank holding companies, and is a widely available index. The number of companies comprising the KBW 50 Index allows ready comparisons of the Company's stock with an industry standard. The Company is not included in the KBW 50 Index.

     The table below contains the data points used in the Performance Graph which appears in the printed Proxy Statement:

                              1991    1992     1993     1994     1995      1996
                              ----    ----     ----     ----     ----      ----
Provident Bancorp, Inc.       $100    $136     $191     $199     $275      $444
Peer Group                     100     127      134      128      204       289
Nasdaq Market Index            100     116      134      131      185       227


      BOARD AND BOARD COMMITTEE ACTIONS: COMPLIANCE WITH SECTION 16 OF THE
                                  EXCHANGE ACT

    The Board held 12 meetings during 1996. Each Director attended at least 75% of the meetings of the Board and at least 75% of the Committee meetings of which they were members. Messrs. Davis, Myers and Grote served as Executive Committee members in 1996. The Executive Committee is authorized, under Ohio law and Bancorp's Code of Regulations, to perform substantially all of the functions of the Board of Directors. The Executive Committee took written action on 2 occasions during 1996.

     The Audit Committee consists of Messrs. Peerless (Chairman), Cook and Steger, none of whom is an officer of the Company or its subsidiaries. The Audit Committee had 5 meetings in 1996. The Committee's functions include reviewing with the independent auditors the plans and results of the audit engagement of the Company and reviewing the scope and results of the procedures for internal auditing. The Committee is authorized generally to superintend the administration of the Internal Audit Department, which has the responsibility to perform internal audit functions for the Company and its subsidiaries. The Company has a Compensation Committee whose functions are described elsewhere in the Proxy Statement. The Compensation Committee had 3 meetings and took written action on 9 occasions during 1996. The Company does not have a Nominating Committee.

    Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that all of its executive officers and directors complied with the Section 16 reporting requirements.

                              CERTAIN TRANSACTIONS

    Bancorp and its subsidiaries, in their normal course of business have had and, to the extent permitted by applicable regulations and other regulatory restrictions expect to continue to have, transactions with Bancorp's directors, officers, principal shareholders and affiliates of such persons including American Financial Group, Inc., ("AFG"), and United Dairy Farmers, Inc. and their subsidiaries. All such transactions are and will be on terms no less favorable to the Company than those which could be obtained with non-affiliated parties.

     American Financial Corporation ("AFC"), a subsidiary of AFG, provides security guard and surveillance services at Bancorp's main office for which Bancorp was charged $100,000 in 1996. Bancorp leases its main banking and corporate office from a trust for the benefit of a subsidiary of AFG. Bancorp was charged rent under the leases of $2,131,000 in 1996. Bancorp also leases branch locations, ATM locations and certain equipment from principal shareholders and their affiliates, for which it was charged rentals of $201,000 in 1996.

    Certain affiliates of the principal shareholders and the directors and executive officers of Bancorp maintain investments in Bancorp commercial paper. The highest combined commercial paper balances for such persons from January 1, 1996 through December 31, 1996 and at March 31, 1997 were as follows: Principal shareholders, $7,564,349 and $____________; directors and executive officers, $320,919 and $__________, respectively.

    Loans and lines of credit have been extended by Provident in 1996 to certain of Bancorp's executive officers, directors, principal shareholders, affiliates of such persons and to members of their families. Management believes that such loans and lines of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

    The accounting firm of Ernst & Young LLP served as the Company's independent auditors for 1996. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Bancorp not to select independent auditors prior to the Annual Meeting of Shareholders.

                              SHAREHOLDER PROPOSALS

    If a shareholder desires to have a proposal included in the Proxy Statement for the 1998 Annual Meeting, such proposal must be received by Bancorp's Secretary at the office of the Company before January 1, 1998.

                                        MISCELLANEOUS




Bancorp will send upon written request, without charge, a copy of the Company's current annual report on Form 10-K to any Bancorp shareholder who writes to Provident Bancorp, Inc., Investor Relations, 801 Linn Street, MS 855 E, Cincinnati, Ohio 45203



    The Management of Bancorp knows of no other matters to be presented at the meeting other than those mentioned in the notice. If any other matter should be presented at the meeting or any adjournment thereof upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting said shares.

                                            By order of the Board of Directors

                                            Mark E. Magee
                                            Secretary

                             PROVIDENT BANCORP, INC.

          THE UNDERSIGNED HEREBY APPOINTS ALLEN L. DAVIS AND MARK E. MAGEE OR EITHER OF THEM, THE PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER OF
PROXY     SUBSTITUTION,  TO VOTE  CUMLATIVELY  OR OTHERWISE ALL SHARES OF COMMON
 FOR STOCK WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AT THE ANNUAL ANNUAL MEETING OF SHAREHOLDERS OF PROVIDENT BANCORP, INC. TO BE HELD MAY 15, MEETING 1997, AT 9:00 A.M. EASTERN TIME, AS SPECIFIED BELOW ON THE MATTERS
          DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

     1. To amend the Articles of Incorporation to change the name of the Company to Provident Financial Group, Inc.

                FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

     2. To amend the Articles of Incorporation to increase the number of common shares authorized from 60 million to 100 million shares.

                FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

     3.   To approve the 1997 Stock Option Plan

                FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

     4.   To elect the 7 nominees listed below:

                FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

          Jack M. Cook, Allen L. Davis, Thomas D. Grote, Jr., Philip R. Myers, Joseph A. Pedoto, Sidney A. Peerless and Joseph A. Steger.

          (TO  WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE(S),  WRITE
           THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.


(This Proxy is continued and is to be siged on the reverse side)
********************************************************************************
ROXY
FOR
ANNUAL
MEETING                                DATE:  ----------------------------------


                                              ----------------------------------
                                              (Important:  Please sign exactly
                                              as name appears hereon indicating,
                                              where proper, official position or
                                              representative capacity.  In case
                                              of joint holders, all should sign)

                                    EXHIBIT A

                             PROVIDENT BANCORP, INC.

                                      1997
                                STOCK OPTION PLAN

                                    ARTICLE 1

                                   OBJECTIVES

        Provident Bancorp, Inc. ("Provident") has established this Stock Option Plan effective February 20, 1997, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Provident's objectives and to encourage ownership of Provident Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

        2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

     A. "Code" means the Internal Revenue Code of 1986.

     B. "Date of Exercise" means the date on which Provident has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Provident pursuant to Section 7.2 hereof.

     C. "Date of Grant" means the date on which the Committee makes an award of an Option.

     D. "Eligible Employee" means any individual who performs services for Provident and is treated as an Employee for federal income tax purposes.

     E. "Effective Date" means February 20, 1997.

     F. "Fair Market Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date.

     G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

     H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

     I. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

     J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

     K. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     L. "Plan" means this 1997 Option Plan as it may be amended.

     M. "Provident" means Provident Bancorp, Inc. and any subsidiary of Provident, as the term "subsidiary" is defined in Section 424(f) of the Code.

     N. "Share" means one share of the Common Stock of Provident.

                                    ARTICLE 3

                                 ADMINISTRATION

     3.1 The Plan shall be administered by a committee designated by the Board of Directors of Provident. The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          A. Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

          B. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          C. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by Provident for any liability and expenses which may occur from any claim or cause of action.

                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be made subject to Options granted under the Plan is 4,000,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Provident is 500,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to February 20, 2007, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 20% of the total Shares covered by the Option with an additional 20% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

     6.2 If the holder of an Option dies or becomes subject to a Permanent and Total Disability while employed by Provident, or within 90 days after termination of employment for any reason, or terminates employment with Provident (a) at or after age 65 or (b) at or after age 55 and before age 65 provided the holder has been employed by Provident for at least 5 full years (either of which terminations shall constitute "Retirement"), all Options held by such person shall become fully vested and immediately exercisable as of the date of termination of employment.

     6.3 In the event of the dissolution or liquidation of Provident or any merger, other than a merger for the purpose of the redomestication of Provident not involving a change in control, consolidation, exchange or other transaction in which Provident is not the surviving corporation or in which the outstanding Shares of Provident are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

     6.4 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Provident or to interfere in any way with the right of Provident to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Provident, the Option shall not be affected by any change of the employee's duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Provident, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Provident, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Provident.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

     8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

     8.2 Payment through tender of Shares may be made by instruction from the Optionee to Provident to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                    ARTICLE 9

                    INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

          A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of
     (i) the total combined voting power of all classes of stock of Provident, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Provident, then:

                    (i) The  Option  Price  must equal at least 110% of the Fair
               Market Value on the Date of Grant; and

                    (ii) The term of the Option  shall not be greater  than five years from the Date of Grant.

          B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Provident shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                            TRANSFERABILITY OF OPTION

        During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

        Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the holder of the Option to trusts established by the holder or as to which the holder is a grantor or to family members of the holder or otherwise for personal and tax planning purposes of the holder. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 11

                             TERMINATION OF OPTIONS

        11.1   An Option will terminate as follows:

               A. Upon exercise or expiration by its terms.

               B. If the holder of an Option dies or becomes subject to a Permanent and Total Disability while employed by Provident, or within ninety (90) days after termination of employment for any reason, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

               C. If the holder of a Nonqualified Option terminates employment through Retirement, such Option may be exercised at any time within two years after the date of termination of employment.

               D. If the holder of an Option is terminated from employment with Provident for cause, such Option shall terminate immediately. "Cause" shall include, without limitation, the use of illegal drugs, the commission of a criminal act, or willful violations of Provident's policy prohibiting employees from disposing of Shares for personal gain based on knowledge of Provident's activities or results when such information is not available to the general public.

               E. In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 45th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Provident shall not be deemed to be termination of employment.

     11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed three years from the termination of employment.

     11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

     12.1 In the event of changes in the outstanding Common Stock of Provident as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

     12.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.

                                   ARTICLE 13

                                OPTION AGREEMENTS

     13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                        AMENDMENT OR TERMINATION OF PLAN

     14.1 The Board of Directors of Provident may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Provident shall, without further approval of the shareholders of
Provident:

          A. Change the definition of Eligible Employees;

          B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Provident during any fiscal year;

          C. Cause the Plan or any Option granted under the Plan to fail to be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code; or

          D. Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     14.2 No amendment or termination of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

     14.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 14; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

                                   ARTICLE 15

                                 EFFECTIVE DATE

        This Plan shall become effective as of February 20, 1997, having been adopted by the Board of Directors of Provident on such date, subject to approval by shareholders by December 31,
1997.

                                   ARTICLE 16

                                  MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Provident shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Provident be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Provident with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until Provident, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Provident securities may then be listed as well as any other requirements of law.